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                                                                    EXHIBIT 21.1



                                  SUBSIDIARIES

                        NAME                          JURISDICTION
          ------------------------------------        ------------
          HTI Export Ltd.                               Barbados

          Hutchinson Technology Asia, Inc.              Minnesota